Exhibit 32.1

Statement of Chief Executive Officer and Chief Financial Officer

Pursuant to Section 1350 of Title 18 of the United States Code

Pursuant to Section 1350 of Title 18 of the United States Code as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, Eric Weisblum, the Chief Executive Officer and Principal Executive Officer and Daniel Ryweck, the Chief Financial Officer and Principal Financial and Accounting Officer, of Silo Pharma, Inc. (the “Company”), each hereby certifies that based on the undersigned’s knowledge:

1.	The Company’s Annual Report on Form 10-K for the period ended December 31, 2025 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 27, 2026	/s/ Eric Weisblum
Eric Weisblum
Chief Executive Officer (Principal Executive Officer)

Date: March 27, 2026	/s/ Daniel Ryweck
Daniel Ryweck Chief Financial Officer (Principal Financial and Accounting Officer)